Exhibit 10.25

US GOLD CORPORATION

&

2083089 Ontario Inc.

MANAGEMENT SERVICE AGREEMENT

January 14st, 2008

THIS AGREEMENT made as of the 14th day of January 2008,

BETWEEN:
2083089 ONTARIO INC., incorporated under
the laws of Ontario, Canada (hereinafter called “208”)

&

U.S. GOLD CORPORATION, incorporated under
the laws of Colorado, U.S.A. (hereinafter called “US Gold”)

THE PARTIES HERETO AGREE AS FOLLOWS:

1.               208 shall, while this Agreement is in effect, supply US Gold with such services and facilities (the “Services”) as US Gold may reasonably require from 208. The Services shall include, but shall not be limited to, such assistance with the following as may from time to time be agreed between the parties:

a)              Public and investor relations;

b)             market analysis and research;

c)              property evaluation;

d)             banking management and investment advice;

e)              sales and marketing;

f)                administrative support; and

g)             such other services as US Gold may from time to time reasonably request in order to properly perform its functions as a mining exploration company.

2.               In consideration of the Services to be provided by 208, US Gold shall pay to 208 the sum of $350,000.00 Canadian Dollars through the term of this Agreement, December 31, 2008, unless terminated earlier as provided herein. Payments shall be made in twelve equal monthly installments of $29,167.00, due on the first business day of each consecutive month.

3.               208 hereby covenants and agrees with US Gold that it shall supply the Services with a view to:

a)              providing US Gold and its subsidiaries with an efficient office (or offices) for the proper conduct of its business and affairs; and

b)             enabling US Gold to meet its business goals and objectives.

4.               The parties hereto agree that 208 may charge US Gold, from time to time, additional amounts on an actual cost recovery basis for necessary and reasonable expenses not included in the budgeted amount set forth in Paragraph 2, but incurred by 208 or its affiliates (consultants or contractors), as the case may be, from the effective date of this Agreement. US Gold shall review in good faith any invoices for such additional amounts but shall not be obligated for such additional amounts until and unless the invoices are approved by an independent committee of the Board of Directors. Such additional expense may included, but shall not be limited to, the following:

a)              General overhead expenditures – rent, utilities, insurance;

b)             compensation and benefits;

c)              office supplies and equipment;

d)             sundry expenses and disbursements;

e)              such other expenses as US Gold may from time to time reasonably require in order to properly perform its functions as a mining exploration company.

5.               It is hereby understood and agreed that nothing herein contained shall in any way inhibit or restrict the choice and discretion of the officers and directors of US Gold in conducting its business or in appointing any person as an officer or director of US Gold.

6.               208 shall provide copies, upon written request from US Gold, of its unaudited annual financial statements to US Gold’s board of directors. In addition, 208 shall provide a quarterly statement summarizing the expenditures made by 208 on behalf of US Gold, such statements shall be provided within 15 days after the end of each quarter ending March 30th, June 30th, September 30th, and December 31st.

7.               Any notice given hereunder shall be deemed to be given, if delivered personally to an officer of the party to which the notice is to be given, transmitted by facsimile or email, or forwarded by registered mail.

8.               The period of this Agreement shall commence as of the date first above written and shall continue until December 31, 2008, or until terminated by 60 days’ prior written notice by any party hereto at the sole discretion to the other parties hereto. In the event of any such termination, 208 shall render a final invoice with respect to Services provided hereunder and, subject to the provisions of paragraph 4 hereof, US Gold shall pay such amount within 30 days of receipt of such invoice.

9.               US Gold acknowledges and agrees that 208 may provide services to other parties not mentioned herein, and that certain of those parties may also be engaged in the mining business, including the exploration and development of mineral resource properties.

10.         208 agrees that all confidential information related to US Gold obtained by 208 in the performance of this Agreement shall be held in confidence unless such information is generally available to the public, or is established to be in the public domain.

11.         This Agreement shall endure to the benefit of and be binding upon the parties hereto and their respective successors.

12.         The parties shall meet within 45 days after the end of the calendar year to review the operation of this Agreement, and to evaluate the fairness of the resulting allocation of costs and expenses. In the course of those discussions and utilizing the 2008 quarterly statements of expenditures, the parties shall reconcile such expenses, and consider in good faith whether adjustments to the provisions of this Agreement are appropriate.

13.         This Agreement shall be interpreted and constructed in accordance with the laws of the Province of Ontario, Canada.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date and year first above written.

2083089 Ontario Inc.

Per: /s/ Stefan Spears

U.S. Gold Corporation

Per: /s/ Leanne Baker